UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

November 27, 2017
Date of Report (Date of earliest event reported)

URANIUM ENERGY CORP.
(Exact name of registrant as specified in its charter)

Nevada	001-33706	98-0399476
(State or other jurisdiction of	(Commission File	(IRS Employer Identification
incorporation)	Number)	No.)

1030 West Georgia Street, Suite 1830
Vancouver, British Columbia	V6E 2Y3
(Address of principal executive offices)	(Zip Code)

(604) 682-9775
Registrant’s telephone number, including area code

Not applicable.
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (Section 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (Section 240.12b -2 of this chapter).

Emerging growth company [   ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [   ]

Item 7.01        Regulation FD Disclosure

On November 27, 2017, Uranium Energy Corp. (the “Company”) issued a news release announcing that it had completed an updated National Instrument 43-101 Standards of Disclosure for Mineral Properties (“NI 43-101”) resource estimate for its Burke Hollow project in South Texas following completion of a recent 132-hole drill campaign. The updated report estimates an Inferred mineral resource of 7.09 million pounds of uranium (“U3O8”) at a weighted average grade of 0.088% U3O8 contained within 4.06 million tons.

A copy of the news release is attached as Exhibit 99.1 hereto.

Item 9.01        Financial Statements and Exhibits

(a)                     Financial Statements of Business Acquired

Not applicable.

(b)                     Pro forma Financial Information

Not applicable.

(c)                      Shell Company Transaction

Not applicable.

(d)                       Exhibits

Exhibit	Description

99.1	News Release dated November 27, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

URANIUM ENERGY CORP.

DATE: November 27, 2017.	By:	/s/ Pat Obara
Pat Obara, Secretary, Treasurer, and Chief Financial Officer